                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 1999 relating to the consolidated financial statements and the financial statement schedule, which appears in DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York


May 19, 1999